UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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INFOCUS CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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INFOCUS CORPORATION

27700B S.W. Parkway Avenue

Wilsonville, Oregon 97070

March 14, 2005

Dear Shareholders:

Our Annual Meeting of Shareholders will be held on Tuesday, May 3, 2005, at 1:00 p.m., Pacific Daylight Time, at InFocus’ executive offices located at 27500 S.W. Parkway Avenue, Wilsonville, Oregon 97070. You are invited to attend this meeting to give us an opportunity to meet you personally, to allow us to introduce to you the key members of our management and Board of Directors and to answer any questions you may have.

The formal Notice of Meeting, the Proxy Statement, the proxy card and a copy of our Annual Report to Shareholders describing our operations for the year ended December 31, 2004 are enclosed.

I hope that you will be able to attend the meeting in person.  Whether or not you plan to attend the meeting, please sign and return the enclosed proxy card promptly.  A prepaid return envelope is provided for this purpose.  Your shares will be voted at the meeting in accordance with your proxy.

If you have shares in more than one name, or if your stock is registered in more than one way, you may receive multiple copies of the proxy materials.  If so, please sign and return each proxy card you receive so that all of your shares may be voted.  I look forward to meeting you at the Annual Meeting.

Very truly yours,

INFOCUS CORPORATION

C. KYLE RANSON
Director, President and Chief Executive Officer

INFOCUS CORPORATION

27700B S.W. Parkway Avenue

Wilsonville, Oregon 97070

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To Be Held On May 3, 2005

To the Shareholders of InFocus Corporation:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of INFOCUS CORPORATION, an Oregon corporation, will be held at InFocus’ executive offices located at 27500 S.W. Parkway Avenue, Wilsonville, Oregon 97070 on Tuesday, May 3, 2005, at 1:00 p.m., Pacific Daylight Time.  The purposes of the Annual Meeting will be:

1.               To elect the Board of Directors to serve until the next Annual Meeting of Shareholders (Proposal No. 1);

2.               To ratify the appointment of KPMG LLP as our independent registered public accountants for the year ending December 31, 2005 (Proposal No. 2); and

3.               To consider and act upon any other matter which may properly come before the meeting or any adjournment thereof.

The Board of Directors has fixed the close of business on March 4, 2005, as the record date for determining shareholders entitled to notice of and to vote at the meeting or any adjournment thereof.  Only holders of record of our common stock at the close of business on the record date will be entitled to notice of and to vote at the meeting and any adjournment thereof. Further information regarding voting rights and the matters to be voted upon is presented in the accompanying proxy statement.

All shareholders are cordially invited to attend the Annual Meeting.  WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE SIGN AND PROMPTLY RETURN THE ENCLOSED PROXY CARD, WHICH YOU MAY REVOKE AT ANY TIME PRIOR TO ITS USE.  A prepaid, self-addressed envelope is enclosed for your convenience.  Your shares will be voted at the meeting in accordance with your proxy.  If you attend the meeting, you may revoke your proxy and vote in person.

By Order of the Board of Directors,

C. KYLE RANSON
Director, President and Chief Executive Officer

Wilsonville, Oregon

March 14, 2005

INFOCUS CORPORATION

27700B S.W. Parkway Avenue

Wilsonville, Oregon 97070

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS

To Be Held On May 3, 2005

Solicitation and Revocation of Proxies

This Proxy Statement and the accompanying Annual Report to Shareholders, the Notice of Annual Meeting and the proxy card are being furnished to the shareholders of InFocus Corporation, an Oregon corporation, in connection with the solicitation of proxies by our Board of Directors for use at our 2005 Annual Meeting of Shareholders (the “Annual Meeting”) to be held at InFocus’ executive offices located at 27500 S.W. Parkway Avenue, Wilsonville, Oregon 97070 on Tuesday, May 3, 2005, at 1:00 p.m. Pacific Daylight Time and any adjournment thereof.  The cost of solicitation of proxies by mail on behalf of our Board of Directors will be borne by us.

The two persons named as proxies on the enclosed proxy card, C. Kyle Ranson and Michael D. Yonker, were designated by the Board of Directors.  All properly executed proxies will be voted (except to the extent that authority to vote has been withheld) and where a choice has been specified by the shareholder as provided in the proxy card, it will be voted in accordance with the specification so made.  Proxies submitted without specification will be voted FOR Proposal No. 1 to elect the nominees for directors proposed by the Board of Directors; and FOR Proposal No. 2 to ratify the appointment of KPMG LLP as our independent registered public accountants for the year ending December 31, 2005.

A proxy may be revoked by a shareholder prior to its exercise by written notice to the Secretary of InFocus, by submission of another proxy bearing a later date or by voting in person at the Annual Meeting.  Such notice or later proxy will not affect a vote on any matter taken prior to the receipt thereof.

These proxy materials and our 2004 Annual Report to Shareholders are being mailed on or about March 14, 2005 to shareholders of record on March 4, 2005 of our common stock. Our principal executive office is located at 27500 S.W. Parkway Avenue, Wilsonville, Oregon 97070 and our mailing address is 27700B S.W. Parkway Avenue, Wilsonville, Oregon 97070.

Voting at the Meeting

The shares of common stock constitute the only class of securities entitled to notice of and to vote at the meeting.  In accordance with our Bylaws, the stock transfer records were compiled on March 4, 2005, the record date set by the Board of Directors, for determining the shareholders entitled to notice of, and to vote at, this meeting and any adjournment thereof.  On that date, there were 39,645,850 shares of common stock outstanding and entitled to vote.

Each share of common stock outstanding on the record date is entitled to one vote per share at the Annual Meeting.  If a quorum is present at the Annual Meeting:  (i) the six nominees for election as directors who receive the greatest number of votes cast for the election of directors by the shares of common stock present in person or represented by proxy at the meeting and entitled to vote shall be elected directors; and (ii) Proposal No. 2 to ratify the appointment of KPMG LLP as independent registered public accountants will be approved if the number of votes cast in favor of the proposal exceeds the number of votes cast against it.

If you hold your shares in “street name” through a broker or other nominee, your broker or nominee may not be permitted to exercise voting discretion with respect to some of the matters to be acted upon.  Thus, if you do not give your broker or nominee specific voting instructions, your shares may not be voted on those matters.  If your shares are not voted, they will not be counted in determining the number of votes cast.  Shares represented by such “broker non-votes” will, however, be counted for determining whether there is a quorum.

With respect to the election of directors, directors are elected by a plurality of the votes cast and only votes cast in favor of a nominee will have an effect on the outcome.  Therefore, abstention from voting or non-voting by brokers will have no effect thereon.  With respect to Proposal No. 2, abstentions and broker non-votes will have no effect thereon.

ELECTION OF DIRECTORS

(Proposal No. 1)

In accordance with our Bylaws, the Board of Directors shall consist of no less than three and no more than seven directors, the specific number to be determined by resolution adopted by the Board of Directors.  The Board of Directors has set the number of directors at six, and six directors are to be elected at the 2005 Annual Meeting of Shareholders.

Nominees for Director

Shares represented by proxies will be voted for the election to the Board of Directors of the persons named below unless authority to vote for a particular director or directors has been withheld in the proxy. All nominees have consented to serve as directors for the ensuing year and all of these nominees are presently serving on our board.  Each of the directors, except Mr. Harker and Mr. Ranson, qualify as an independent director under Nasdaq Stock Market corporate governance listing standards.  There are no family relationships among our executive officers and directors. The Board of Directors has no reason to believe that any of the nominees will be unable to serve as a director.  In the event of the death or unavailability of any nominee, the proxy holders will have discretionary authority under the proxy to vote for a suitable substitute nominee as the Board of Directors may recommend.  Proxies may not be voted for more than six nominees.

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE ELECTION OF EACH OF THE NOMINEES NAMED BELOW.

The Board of Directors has nominated the persons named in the following table to be elected as directors:

Name	Age	Has Been a Director Since
Peter D. Behrendt	66	1995
Michael R. Hallman	59	1992
John V. Harker	70	1992
Svein S. Jacobsen	53	2000
Duane C. McDougall	53	2003
C. Kyle Ranson	42	2004

Peter D. Behrendt has been a Venture Partner with New Enterprise Associates (NEA) since 1999.  From September 2000 until 2003, Mr. Behrendt was the Chairman of the Board of Troika Networks, a storage networking company. From 1987 until 1997, Mr. Behrendt was the Chairman and Chief Executive Officer of Exabyte Corp., a publicly traded company that was the world’s largest independent manufacturer focused exclusively on tape storage products, tape libraries and recording media.  In addition, prior to working at Exabyte Corp., Mr. Behrendt spent 26 years in numerous executive positions at International Business Machines, Inc. (“IBM”), including worldwide responsibility for business and product planning for IBM’s tape and disk drives and general management of IBM’s worldwide electronic typewriter business. Mr. Behrendt is an Adjunct Professor of Entrepreneurship at the University of Colorado at Boulder and holds a B.S. degree in Engineering from UCLA.  Mr. Behrendt serves on the board of Western Digital Corporation and several private companies.

Michael R. Hallman has served as President of The Hallman Group, a management consulting company focusing on marketing, sales, business development and strategic planning for the information systems industry, since October 1992. Mr. Hallman served as President and Chief Operating Officer of Microsoft Corporation, a developer and manufacturer of a wide range of software products for a multitude of computing devices from February 1990 until March 1992.  From 1987 to 1990, he was Vice President of the Boeing Company, a major aerospace company, and President of Boeing Computer Services.  From 1967 to 1987, Mr. Hallman worked for IBM in various sales and marketing executive positions, with his final position being Vice President of Field Operations. Mr. Hallman holds a B.B.A. and an M.B.A. from the University of Michigan.  Mr. Hallman is a member of the Board of Directors of Intuit, Inc., Watch Guard Technologies and Digital Insight Corp.

John V. Harker is Chairman of the Board, and served as President and Chief Executive Officer of InFocus from April 1992 to December 2003. Beginning in December 2003, Mr. Harker served as Chairman and Chief Executive Officer and since September 1, 2004, Mr. Harker has served as Chairman of the Board.  Mr. Harker served as Executive Vice President and a member of the Board of Directors of Genicom Corporation, a manufacturer of printers, from 1984 to January 1992.  Mr. Harker served as Senior Vice President of Marketing and Corporate Development of Data Products, Inc., a printer and imaging supply company, from 1982 to 1984, as Vice President and partner of Booz, Allen & Hamilton, Inc., a management consulting firm, from 1979 to 1982, and in various managerial and executive positions at IBM Corporation from 1963 to 1979.  He holds a B.S. degree in Marketing from the University of Colorado.

Svein S. Jacobsen was named a director upon the completion of the business combination with Proxima ASA in June 2000.  Mr. Jacobsen is the former Chairman of the Board of Proxima ASA. He has an M.B.A. from the Norwegian School of Business and is also a Norwegian State Authorized Public Accountant.  After having worked in an Oslo based audit firm for seven years, including three years as partner, he became Vice President Finance/CFO of Tomra Systems ASA, a reverse vending machine company, in 1984 and President and CEO from 1988 to 1996. From 1996 to present, Mr. Jacobsen has been a private investor and serves on several boards, both as chairman and member, including Tomra Systems ASA, Orkla ASA, Expert ASA and Zenitel NV.

Duane C. McDougall was named a director on January 24, 2003.  Mr. McDougall is retired from Willamette Industries, Inc., a diversified, integrated forest products company, where he served as President and Chief Executive Officer from 1998 until 2002, when Willamette Industries was acquired by Weyerhaeuser Corp. Mr. McDougall was employed by Willamette Industries in various senior operational and financial roles for a total of 23 years. Mr. McDougall holds a B.S. degree in Accounting from Oregon State University. Mr. McDougall also serves on the boards of Cascade Corporation, Greenbrier Companies and West Coast Bancorp.

C. Kyle Ranson was named a director effective September 1, 2004.  Mr. Ranson joined InFocus in April 2003 as Executive Vice President of Worldwide Sales and Marketing.  In December 2003, Mr. Ranson was promoted to President and Chief Operating Officer and, effective September 1, 2004, he became President and Chief Executive Officer. From 1987 to 2003, Mr. Ranson worked in various capacities for Compaq/Hewlett-Packard Company, manufacturers and providers of information technology infrastructure, personal computing and other access devices, global services and imaging and printing services. His last position with Compaq/Hewlett Packard was Vice President of Worldwide Sales and Marketing.  Mr. Ranson holds a degree in design engineering from Brunel University in the United Kingdom.

DIRECTOR INDEPENDENCE AND LEAD INDEPENDENT DIRECTOR

The Board of Directors has determined that Messrs. Behrendt, Hallman, Jacobsen and McDougall are each an “independent director” under Nasdaq Stock Market Marketplace Rule 4200(a)(15). The Board of Directors has also determined that each member of the three committees of the Board of Directors meets the independence requirements applicable to those committees prescribed by Nasdaq and the Securities and Exchange Commission, including Rule 10A-3(b)(1) under the Exchange Act related to audit committee member independence.

In February 2004, the Board of Directors designated Mr. Hallman as the Lead Independent Director pursuant to the InFocus Corporate Governance Policies. The Lead Independent Director may periodically help schedule or conduct separate meetings of the independent directors and perform such other duties as may be determined by the Board of Directors.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

The Board of Directors held seven meetings during the year ended December 31, 2004.  During 2004, no director attended fewer than 75% of the meetings of the Board of Directors and any committees of which the director was a member.  The Board of Directors has three standing committees: the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee.

The Board of Directors does not currently have a policy with regard to attendance of board members at our Annual Meeting of Shareholders; however, we attempt to hold a regularly scheduled board meeting in conjunction with our Annual Meeting of Shareholders. All of our directors attended our 2004 Annual Meeting of Shareholders.

The Audit Committee was composed of Messrs. McDougall (Committee Chair), Behrendt, Hallman and Jacobsen during 2004. The Audit Committee oversees our accounting, financial reporting and internal control processes and the independent audit of our financial statements. The Audit Committee reviews, with our independent registered public accounting firm and representatives of management, the scope and results of audits, the appropriateness of accounting principles used in financial reporting and the adequacy of financial and operating controls.  The Audit Committee held ten regular meetings in 2004, including meetings to review the quarterly and annual financial statements and press releases with our management and independent registered public accountants prior to release. The Audit Committee Charter was attached as Appendix A to our proxy statement for our 2004 Annual Meeting and is also available on our corporate website at www.infocus.com.

The Compensation Committee was composed of Messrs. Behrendt (Committee Chair), Hallman, Jacobsen and McDougall during 2004. The Compensation Committee discharges the responsibilities of the Board of Directors relating to compensation of our executives, produces an annual report on executive compensation for inclusion in our annual proxy statement and acts as the plan administrator of our stock incentive plans. The Compensation Committee sets the annual compensation of the Chief Executive Officer and other executive officers.  The Compensation Committee also reviews and approves the evaluation process and compensation structure under which compensation is paid or awarded to our executive officers.  The Compensation Committee held five meetings during 2004. The Compensation Committee Charter was attached as Appendix C to our proxy statement for our 2004 Annual Meeting and is also available on our corporate website at www.infocus.com.

The Nominating and Corporate Governance Committee was formed in December 2003 and is composed of Messrs. Hallman (Committee Chair), Behrendt, Jacobsen, and McDougall. The Nominating and Corporate Governance Committee is responsible for identifying individuals qualified to become members of the Board and recommending nominees to the Board for election at the Annual Meeting of Shareholders. In addition, the Nominating and Corporate Governance Committee is responsible for developing and monitoring a process to assess the effectiveness of the Board and developing a set of corporate governance guidelines. The Nominating and Corporate Governance Committee held three meetings during 2004. The Nominating and Corporate Governance Committee Charter was attached as Appendix B to our proxy statement for our 2004 Annual Meeting and is also available on our corporate website at www.infocus.com.

NOMINATIONS TO OUR BOARD OF DIRECTORS

The Nominating and Corporate Governance Committee of the Board of Directors is responsible for recommending nominees for our Board of Directors.

As provided in our Corporate Governance Policies, the Nominating and Corporate Governance Committee will consider suggestions from shareholders concerning possible candidates for nomination to the Board of Directors.  Such suggestions should be submitted to the Committee Chair of the Nominating and Corporate Governance Committee.

Nominees for election at the 2005 Annual Meeting of Shareholders are all current directors and were originally recommended to our board by various sources, including our outside directors, advisors and other referral sources.

Qualifications of Directors

Qualifications required of individuals for consideration as a board nominee will vary according to the particular areas of expertise being sought as a complement to our existing board composition at the time of any vacancy.  However, minimum qualifications include high levels of leadership experience in business, substantial knowledge about issues faced by publicly traded companies, experience in positions demonstrating expertise and judgment, including on other boards of directors, personal and professional integrity, availability and demonstrated commitment.  We seek a board that possesses the background, skills, expertise and commitment necessary to make a significant contribution to our company. The Nominating and Corporate Governance Committee will evaluate potential nominees by reviewing qualifications, considering references, conducting interviews and reviewing such other information as committee members may deem relevant.  We have not employed consultants to help us identify or screen prospective directors in the past, but may do so at the discretion of the Nominating and Corporate Governance Committee.

Director Nominations by Shareholders

Our bylaws provide that nominations for election to the Board of Directors may be made only by the Board or a Board committee, or by any shareholder of record entitled to vote in the election of Directors at the meeting.  A shareholder who wishes to make a nomination must give written notice, by personal delivery or mail, to the Secretary of InFocus Corporation. In the case of an annual meeting of shareholders, the notice must be received at our principal executive office at the address specified above not less than 60 days and not more than 90 days prior to the first anniversary of the preceding year’s annual meeting. In the case of our 2006 Annual Meeting, this notice must be received by us no later than March 4, 2006.

To be effective, the notice must set forth all information required by Section 3.3 of our bylaws, including, without limitation, the name, age, business address and residence address of each person being nominated, the principal occupation, or employment of such person, the class and number of shares of capital stock beneficially owned by the person, and all other information relating to such person that is or would be required to be disclosed in a solicitation of proxies pursuant to the rules and regulations under the Securities Exchange Act of 1934. In addition, certain information must be provided about the shareholder or shareholder group making a nomination, as detailed in Section 3.3 of our bylaws.  Finally, a shareholder or shareholder group making a nomination must comply with all applicable requirements of the Exchange Act, including providing a nominee’s consent to being named in a proxy statement and to serve as a director if elected.

SHAREHOLDER COMMUNICATIONS WITH DIRECTORS

Shareholders may send correspondence to our Board of Directors or to any individual director at the following address: InFocus Corporation, 27700B SW Parkway Avenue, Wilsonville, Oregon 97070.

Your communications should indicate that you are an InFocus Corporation shareholder.  Depending on the subject matter, we will either forward the communication to the director or directors to whom it is addressed, attempt to handle the inquiry directly, or not forward the communication if it is primarily commercial in nature or if it relates to an improper or irrelevant topic.  Correspondence marked confidential will not be opened prior to forwarding to the board or any individual director.

DIRECTOR COMPENSATION

During 2004 our non-employee directors were compensated as follows(1):

	Mr. Behrendt	Mr. Hallman	Mr. Jacobsen	Mr. McDougall
Annual retainer	$28,000	$28,000	$28,000	$28,000
$2,500 fee for each Board meeting attended(2)	12,500	12,500	12,500	12,500
Audit Committee retainer	7,500	7,500	7,500	—
Audit Committee Chair retainer	—	—	—	15,000
Compensation Committee retainer	—	5,000	5,000	5,000
Compensation Committee Chair retainer	10,000	—	—	—
Nominating and Corporate Governance Committee retainer	2,500	—	2,500	2,500
Lead Director and Nominating and Corporate Governance Committee Chair retainer	—	10,000	—	—
	$60,500	$63,000	$55,500	$63,000

(1)          Mr. Harker and Mr. Ranson are employees of InFocus and, as such, they did not receive any additional fees beyond their current compensation arrangements related to their Board service.

(2)          Does not include a fee for telephonic board meetings. There were a total of five meetings at which attendance was considered for compensation purposes.

The non-employee directors are also reimbursed for their expenses in attending meetings of our Board of Directors.  In addition, each non-employee Director is granted an option to purchase 30,000 shares of our common stock upon becoming a non-employee Director and, so long as he remains a non-employee Director, he is granted an option to purchase 15,000 shares of our common stock on each date that he is re-elected to the Board at the Annual Shareholders’ Meeting.  Committee chairs also receive an additional option to purchase 1,000 shares of our common stock. Non-employee Directors also receive restricted stock grants based on a ratio of one share for every two shares of our common stock purchased by them up to a maximum of 5,000 shares per year. We do not pay any additional remuneration to employees of InFocus who also serve as directors.

The following table summarizes option and restricted stock awards during 2004 for the non-employee Directors.

Name	Number of Shares Covered by Options	Price of Options Granted	Number of Restricted Shares Granted	Value of Restricted Shares Granted(1)
Peter Behrendt	16,000	$8.96	—	$—
Michael Hallman	16,000	$8.96	—	—
Svein S. Jacobsen	15,000	$8.96	5,000	44,800
Duane C. McDougall	16,000	$8.96	—	—
	63,000		5,000	$44,800

(1)          Calculated as the number of restricted shares granted multiplied by the stock price on the day of grant.

AUDIT COMMITTEE FINANCIAL EXPERT

Our Board of Directors has determined that Duane McDougall, the Chair of the Audit Committee, is an “audit committee financial expert” as such term is defined in Item 401(h) of Regulation S-K promulgated by the SEC.

AUDIT COMMITTEE REPORT

During 2004, the Audit Committee was composed of Messrs. McDougall (Committee Chair), Behrendt, Hallman and Jacobsen, all of whom meet applicable independence standards for audit committee members, including Rule 4200(a)(15) of the Nasdaq Stock Market Marketplace Rules and Rule 10A-3(b)(1) under the Exchange Act.  The Audit Committee’s activities are governed by a written charter, which was adopted by the Board in January 2000 and most recently amended in February 2004.  The charter was attached to our proxy statement for our 2004 Annual Meeting as Appendix A and is also available on our corporate website at www.infocus.com.

The Audit Committee reviews, with our independent registered pubic accountants and representatives of management, the audited financial statements, the scope and results of audits, the appropriateness of accounting principles used in financial reporting, and the adequacy of financial and operating controls. The Audit Committee held ten regular meetings in 2004, including the meetings to review the quarterly and annual financial statements and press releases with our management and independent registered public accountants prior to release.

Management is responsible for InFocus’ internal controls and the financial reporting process. The independent registered public accountants are responsible for performing an independent audit of the consolidated financial statements in accordance with U.S. generally accepted auditing standards and to issue a report thereon. The Audit Committee’s responsibility is to monitor and oversee these processes.

In discharging its responsibilities, the Audit Committee and its individual members have met with management and InFocus’ independent registered public accountants, KPMG LLP, to review the accounting functions, the audited financial statements for the year ended December 31, 2004 and the audit process. The Audit Committee discussed and reviewed with the independent registered public accountants all matters that the independent registered public accountants were required to communicate and discuss with the Audit Committee under applicable auditing standards, including those described in Statement on Auditing Standards No. 61, as amended, regarding communications with audit committees. Audit Committee members also discussed and reviewed the results of the independent registered public accountants’ audit of the financial statements, matters related to InFocus’ internal controls and issues relating to auditor independence. The Audit Committee has obtained a formal written statement relating to independence consistent with Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees,” and discussed with the accountants any relationships that may impact their objectivity and independence.

Based on its review and discussions with management and InFocus’ independent registered public accountants, the Audit Committee recommended to the Board of Directors that the audited Financial Statements be included in InFocus’ Annual Report on Form 10-K for the year ended December 31, 2004 for filing with the United States Securities and Exchange Commission.

Submitted by the Audit Committee of the Board of Directors:

Mr. McDougall (Chair)

Mr. Behrendt

Mr. Hallman

Mr. Jacobsen

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

(Proposal No. 2)

The Audit Committee of the Board of Directors has appointed KPMG LLP, independent registered public accountants, as auditors for the year ending December 31, 2005.  A representative of KPMG LLP is expected to be present at the Annual Meeting.  The representative will be given the opportunity to make a statement on behalf of their firm if such representative so desires, and will be available to respond to appropriate shareholder questions.  KPMG LLP was the independent registered public accountant for the year ended December 31, 2004.

Fees Paid to KPMG LLP Related to 2004 and 2003

	2004	2003
Audit Fees (A)	$1,189,000	$677,000
Audit Related Fees (B)	13,000	10,000
Tax Fees (C)	259,000	450,000
All Other Fees	—	—
	$1,461,000	$1,137,000

(A)                 Represents the audit of the consolidated financial statements, internal control over financial reporting in 2004, quarterly reviews and statutory audits of foreign subsidiaries.

(B)                   Principally represents the audit of an employee benefit plan.

(C)                  Principally represents various forms of tax compliance assistance, both foreign and domestic.

Pre-Approval Policies

All audit and non-audit services performed by KPMG, and all audit services performed by other independent registered public accountants, must be pre-approved by the Audit Committee or the Audit Committee Chair.  These services include, but are not limited to, the annual financial statement audit, statutory audits of our foreign subsidiaries, audits of employee benefit plans, tax compliance assistance, tax consulting and assistance with executing our merger and acquisition strategy.  KPMG may not perform any prohibited services as defined by the Sarbanes-Oxley Act of 2002 including but not limited to any bookkeeping or related services, information systems consulting, internal audit outsourcing, legal services, and performing any management or human resources functions.  None of the services disclosed above under “Audit Related Fees” or “Tax Fees” was approved by the Audit Committee pursuant to the waiver of pre-approval provisions set forth in applicable rules of the SEC.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS FOR THE YEAR ENDING DECEMBER 31, 2005.

SECURITY OWNERSHIP OF CERTAIN

BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of February 25, 2005, certain information furnished to us with respect to ownership of our common stock of (i) each director, (ii) the “named executive officers” (as defined under “Executive Compensation”), (iii) all persons known by us to be beneficial owners of more than 5% of our common stock, and (iv) all current executive officers and directors as a group.

	Common Stock (A)
Shareholder	Number of Shares (B)	Percent of Shares Outstanding
FMR Corp. (C)	3,962,700	10.00%
82 Devonshire Street
Boston, Massachusetts 02109

Dimensional Fund Advisors (D)	2,980,241	7.52%
1299 Ocean Avenue, 11th Floor
Santa Monica, CA 90401

Barclays Global Investors, NA (E)	2,049,708	5.17%
45 Fremont Street
San Francisco, CA 94105

John V. Harker	979,640	2.42%

Michael D. Yonker	210,625	*

Michael R. Hallman	193,793	*

Peter D. Behrendt	175,638	*

C. Kyle Ranson	131,667	*

David F. Glaess	116,979	*

Svein S. Jacobsen	97,113	*

Scott P. Hix	90,829	*

Amarpal S. Samra	92,106	*

Duane C. McDougall	76,000	*

All current executive officers and directors as a group (13 persons)	2,232,423	5.38%

  *Less than one percent

(A)      Applicable percentage of ownership is based on 39,645,787 shares of common stock outstanding as of February 25, 2005 together with applicable options for such shareholders.  Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission, and includes voting and investment power with respect to shares.  Shares of common stock subject to options currently exercisable or exercisable within 60 days after February 25, 2005 are deemed outstanding for computing the percentage ownership of the person holding such options, but are not deemed outstanding for computing the percentage of any other person.  The beneficial owner has sole voting and investment powers with respect to such shares unless otherwise noted.

(B)        Includes shares of common stock subject to options exercisable within 60 days after February 25, 2005 as follows:

Name	Number of Options
John V. Harker	838,908
Michael D. Yonker	210,625
Michael R. Hallman	133,793
Peter D. Behrendt	129,881
C. Kyle Ranson	66,667
David F. Glaess	101,979
Svein S. Jacobsen	60,000
Scott P. Hix	90,829
Amarpal S. Samra	92,106
Duane C. McDougall	61,000
All current executive officers and Directors as a group	1,864,471

(C)        Information obtained from Schedule 13G/A dated February 14, 2005 filed by FMR Corp., a parent holding company.  Fidelity Low Priced Stock Fund, in its capacity as an investment advisor, is deemed to be the beneficial owner of the 3,962,700 shares.  FMR Corp. does not have any voting power over the 3,962,700 shares.

Members of Edward C. Johnson 3rd’s family are the predominant owners of Class B shares of common stock of FMR Corp., representing approximately 49% of the voting power of FMR Corp.  Abigail P. Johnson, a Director of FMR Corp., owns 24.5% and Edward C. Johnson 3rd, Chairman of FMR Corp., owns 12.0% of the Class B shares.  The Johnson family and all other Class B shareholders have entered into a shareholders’ voting agreement under which all Class B shares will be voted in accordance with the majority vote of Class B shares.  Accordingly, through their ownership of voting common stock and the execution of the shareholders’ voting agreement, members of the Johnson family may be deemed to form a controlling group with respect to FMR Corp.

(D)       Information obtained from Schedule 13G/A dated February 9, 2005 filed by Dimensional Fund Advisors, Inc., an investment advisor in accordance with Rule 13d.

(E)         Information obtained from Schedule 13G dated February 14, 2005 filed by Barclays Global Investors, NA. Includes 468,384 shares held by Barclays Global Fund Advisors, which is part of a group with Barclays Global Investors, NA.

CODE OF ETHICS

We have adopted the InFocus Corporation Code of Conduct, which is a code of conduct and ethics that applies to all of our directors, officers and employees, including our principal executive officer, our principal financial officer, and our corporate controller.  We have filed a copy of our Code of Conduct as exhibit 14 to our Annual Report on Form 10-K for the year ended December 31, 2003. You can also access our Code of Conduct on our website at www.infocus.com.

EXECUTIVE OFFICERS

The following table identifies our executive officers as of March 2, 2005, the positions they hold and the year in which they began serving as an executive officer.  Officers are elected by the Board of Directors to hold office until their successors are elected and qualified.

Name	Age	Current Position(s) with Company	Officer Since
C. Kyle Ranson	42	Director, President and Chief Executive Officer	2003

Scott S. Ballantyne	37	Chief Marketing Officer	2005

Scott P. Hix	35	Senior Vice President, Worldwide Sales	2004

Joseph O’Sullivan	48	Vice President, Global Supply Chain Management	2004

Candace L. Petersen, Ph.D.	52	Vice President, Corporate Strategy	2002

Roger Rowe	43	Vice President, Finance and Corporate Controller	2004

Amarpal S. Samra	44	Senior Vice President and General Manager of Lines of Business	2004

Karan Sangha	44	Vice President, Operations and Service	2004

Michael D. Yonker	47	Executive Vice President, Chief Financial Officer and Secretary	2002

For information on the business background of Mr. Ranson see “Nominees For Director” above.

Scott S. Ballantyne joined InFocus in March 2005 as Chief Marketing Officer. Prior to joining InFocus, Mr. Ballantyne served as Senior Vice President, Segment and Channel Marketing for T-Mobile USA, a nation-wide wireless service provider, since July 2003. From July 2000 until joining T-Mobile USA, Mr. Ballantyne was the Vice President and General Manager for Marketing Operations for Asia Global Crossing Ltd., a provider of telecommunications products and services to customers requiring pan-Asian connectivity. From August 1998 until joining Asia Global Crossing Ltd., Mr. Ballantyne was the Vice President of Marketing for the Latitude Division of Dell Computer Corporation, a personal computer company. Prior to this, Mr. Ballantyne spent 11 years in a variety of management capacities with Motorola Semiconductors Ltd, a semiconductor company.  Mr. Ballantyne holds an M.B.A. from the University of Strathclyde Business School and a B.S.c. degree in Physics from the University of Paisley, College of Technology.

Scott P. Hix joined InFocus in April 1992. Mr. Hix has served as our Senior Vice President, Worldwide Sales since January 2005.  Mr. Hix served as Senior Vice President & General Manager, Americas from November 2003 until being promoted to his current position.  Prior to this, Mr. Hix served in various capacities at InFocus, including District Sales Manager for the Northwest Territory, Manager of Business Development, Director of Business Development and Vice President of InFocus’ Consumer Market Initiative. Mr. Hix attended Portland State University and has completed numerous executive courses, including the Stanford University Graduate School Executive Program for high growth companies.

Joseph O’Sullivan joined InFocus in September 2004 as Vice President, Global Supply Chain Management.  Prior to joining InFocus, Mr. O’Sullivan was a consultant working with Banta Global Turnkey, a global outsourcing company from March 2003 to October 2004. Prior to that, Mr. O’Sullivan held various executive positions at Apple Computer, Inc. from 1988 to 2003 with his final position being Vice President of Asia Operations. Apple Computer designs, manufactures, and markets personal computers and a line of portable digital music players along with related software, services, accessories, and networking solutions.

Candace L. Petersen, Ph.D. joined InFocus in November 2000 as Vice President of Product Management and Services.  In January 2002, Dr. Petersen was named as an executive officer and in April 2002, her title became Vice President, Corporate Marketing and Strategy and in January 2005 her title became Vice President, Corporate Strategy.   From August 1997 until joining InFocus, Dr. Petersen served as associate professor at Portland State University’s M.B.A. program and was Principal and Founder of Petersen and Prusia, an advanced display industry consulting firm.  From August 1993 until June 1997, Dr. Petersen was employed at InFocus while completing her doctorate. Prior to working at InFocus, she held various management positions in strategy, business analysis and sales and marketing at IBM, Boise Cascade and Armco Steel.  Dr. Petersen holds a B.A. in Mathematics and Economics from Virginia Tech, and M.B.A. and Ph.D. degrees from Portland State University.

Roger Rowe joined InFocus in April 2002 as Vice President, Finance and Corporate Controller.   Prior to joining InFocus, Mr. Rowe served as CFO for Preview Systems, Inc., which was a provider of Internet-based infrastructure solutions that enabled networks for distribution and licensing of digital goods, from October 1999 to March 2002.  From June 1998 to October 1999, Mr. Rowe held several positions at North Pacific Group, a wholesale trading and distribution company, with his most recent position being Vice President.  Prior to this, Mr. Rowe spent 10 years in a variety of management capacities with Mentor Graphics Corporation, a software company.  Mr. Rowe is a Certified Public Accountant, currently on inactive status, and holds a B.S. degree in Finance and Accounting from the University of Idaho.

Amarpal S. Samra joined InFocus in 1999 as Director of Product Marketing, and was appointed Vice President of International Marketing in 2000 for the European, Middle East and Africa (“EMEA”) region and the Asia Pacific region.  In 2002, Mr. Samra was promoted to Senior Vice President and General Manager of the EMEA Business Unit and in January 2005, he was named Senior Vice President and General Manager of InFocus’ Lines of Business.  Prior to joining InFocus, Mr. Samra gained significant global high tech industry experience within the system storage arena, including his roles as Vice President of Marketing and Business Development at Tecmar, from 1996 to 1999, and a Business line management position with Exabyte Corp. from 1994 to 1996.

Karan Sangha joined InFocus in July 2003 as Chief Strategy Officer and, in December 2003, was promoted to Vice President, Operations and Services. Prior to joining InFocus, Mr. Sangha held a variety of sales and fulfillment operations and marketing programs/strategy positions with Compaq/Hewlett-Packard, manufacturers and providers of information technology infrastructure, personal computing and other access devices, global services and imaging and printing services, from 1998 to 2003. Prior to this, Mr. Sangha worked at NCR in professional services and in the aerospace industry. Mr. Sangha has an MBA from the Goizueta Business School at Emory University and a Masters in Mechanical Engineering from the Georgia Institute of Technology.

Michael D. Yonker joined InFocus in January 2002 as Senior Vice President and Chief Financial Officer. In April 2002, Mr. Yonker became Senior Vice President, Chief Financial Officer and Secretary and in December 2003, Mr. Yonker became Executive Vice President, Chief Financial Officer and Secretary.  From July 1998 until joining InFocus, Mr. Yonker was the Chief Financial Officer of Wieden and Kennedy, a leading consumer advertising agency.  From July 1993 until July 1998, Mr. Yonker served as Vice President, Information Services, Chief Financial Officer, Treasurer and Secretary of InFocus. Prior to that time, Mr. Yonker was the Partner in Charge of Northwest Manufacturing Industry at Arthur Andersen LLP, specializing in process improvement, total quality and performance measurement systems for the manufacturing industry.  Mr. Yonker graduated from Linfield College with a B.S. in Accounting and Finance.  Mr. Yonker is a Certified Public Accountant, currently on inactive status.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table provides certain summary information concerning compensation awarded to, earned by or paid to our Chief Executive Officer, our former Chief Executive Officer and each of the four other executive officers, each of whom earned more than $100,000 during 2004 (herein referred to as the “named executive officers”) for the fiscal years ended December 31, 2004, 2003 and 2002.

					Long-Term Compensation Awards
					Restricted
		Annual Compensation			Stock	Securities	All Other
Name and Principal		Salary	Bonus	Other Annual	Awards ($)	Underlying	Compensation
Position	Year	($) (A)	($) (A)	Compensation ($)	(B)	Options (#)	($) (C)
C. Kyle Ranson (D)	2004	$416,250	$148,850	$—	$—	100,000	$2,807
President and Chief	2003	200,000	200,000	—	257,650	225,000	1,018
Operating Officer

David F. Glaess (E) (F)	2004	268,654	66,461	—	—	15,000	2,797
Senior Vice President
Research and
Development

Michael D. Yonker (G)	2004	306,923	89,302	—	—	20,000	2,195
Executive Vice	2003	279,519	623	—	—	100,000	2,615
President,	2002	274,039	157,003	—	—	170,000	1,171
Chief Financial
Officer and
Secretary

Scott P. Hix (F)	2004	240,000	59,779	—	—	16,000	2,953
Senior Vice President,
Worldwide Sales

Amarpal S. Samra (F)	2004	240,000	59,779	—	—	23,000	125,720
Senior Vice President
and General
Manager of Lines
of Business

John V. Harker	2004	594,000	223,994	—	—	—	22,693
Chairman of the	2003	561,000	6,000	—	30,680	60,000	22 612
Board and Former	2002	569,462	12,300	—	—	200,000	43,930
President and Chief
Executive Officer

(A)      Amounts shown include cash compensation earned in each respective year.  Amounts under the Bonus column include 401(k) matching payments in all years, quarterly profit sharing earned in 2002 and 2004 and annual bonuses earned pursuant to established bonus plans in 2004.  In addition, as discussed below, Mr. Yonker’s bonus in 2002 and Mr. Ranson’s bonus in 2003 include signing bonuses.

(B)        Restricted stock held by each of the named executive officers and the value thereof, calculated by multiplying the number of shares by the closing price of our common stock on December 31, 2004, $9.16, is as follows:

Name	Restricted Shares Held	Value
C. Kyle Ranson	42,500	$389,300
David F. Glaess	4,500	41,220
Michael D. Yonker	—	—
Scott P. Hix	—	—
Amarpal S. Samra	—	—
John V. Harker	4,000	36,640

(C)        All other compensation in 2004 includes the following:

Name	Tax Preparation	Insurance Premiums	Financial Planning	Foreign Service Assignment Compensation
C. Kyle Ranson	$774	$2,033	$—	$—
David F. Glaess	—	1,697	1,100	—
Michael D. Yonker	—	2,195	—	—
Scott P. Hix	499	1,597	857	—
Amarpal S. Samra	—	1,617	—	124,103
John V. Harker	2,386	20,307	—	—

(D)       Mr. Ranson joined InFocus in April 2003 and, therefore, he does not have any compensation information for 2002.  Included in Mr. Ranson’s bonus for 2003 is a $200,000 signing bonus, which he received upon joining InFocus.

(E)         In January 2005, Mr. Glaess became the Chief Executive Officer of our joint venture, South Mountain Technologies, and ceased to be an employee if InFocus.

(F)         Messrs Glaess, Hix and Samra became executive officers during 2004 and, accordingly, there is no compensation information included for 2003 or 2002.

(G)        Included in Mr. Yonker’s bonus for 2002 is a $150,000 signing bonus, which he received upon joining InFocus in January 2002.

Option Grants in Last Fiscal Year

The following table contains information concerning the grant of stock options under our 1998 Stock Incentive Plan (the “Plan”) to the named executive officers in 2004.

Individual Grants (A) (B)					Potential Realizable Value
	Number of	% of Total			At Assumed Annual
	Securities	Options			Rates of Stock Price
	Underlying	Granted to			Appreciation for
	Options	Employees in	Exercise	Expiration	Option Term (C)
Name	Granted	Fiscal Year	Price ($/Sh.)	Date	5% ($)	10% ($)
C. Kyle Ranson	100,000	14.9%	$8.62	09/01/09	$238,155	$526,260
David F. Glaess	15,000	2.2	8.71	12/20/09	36,096	79,763
Michael D. Yonker	20,000	3.0	8.71	12/20/09	48,128	106,351
Scott P. Hix	16,000	2.4	8.71	12/20/09	38,503	85,081
Amarpal S. Samra	23,000	3.4	8.71	12/20/09	55,347	122,303
John V. Harker	—	—	—	—	—	—

(A)      Options granted in 2004 vest as to 25% of the options granted on the first anniversary of the grant date, and as to an additional 1/48th of the options granted each month thereafter, with full vesting occurring on the fourth anniversary date. Under the terms of the Plan, the Compensation Committee of the Board of Directors, as plan administrator, retains discretion, subject to Plan limits, to modify the terms of outstanding options.

(B)        Options held by all executive officers become immediately exercisable, without regard to any contingent vesting provision to which such option may otherwise be subject, in the event of the occurrence of a Change in Control.

(C)        These calculations are based on certain assumed annual rates of appreciation as required by rules adopted by the Securities and Exchange Commission requiring additional disclosure regarding executive compensation. Under these rules, an assumption is made that the shares underlying the stock options shown in this table could appreciate at rates of 5% and 10% per annum on a compounded basis over the ten-year term of the stock options.  Actual gains, if any, on stock option exercises are dependent on the future performance of our common stock and overall stock market conditions.  There can be no assurance that amounts reflected in this table will be achieved.

Aggregated Option Exercises in Last Fiscal Year and FY-End Option Values

The following table provides information concerning the exercise of options during 2004 and unexercised options held as of the end of the fiscal year, with respect to the named executive officers.

Name	Number of Shares Acquired On Exercise	Value Realized (A)	Number of Securities Underlying Unexercised Options At FY-End Exercisable/ Unexercisable			Value of Unexercised In-The-Money Options At FY-End (B) Exercisable/ Unexercisable
C. Kyle Ranson	—	—	56,250	/	268,750	$118,625	/	$409,875
David F. Glaess	—	—	97,396	/	52,604	$37,563	/	$65,187
Michael D. Yonker	—	—	202,292	/	87,708	$74,876	/	$125,124
Scott P. Hix	—	—	86,662	/	65,583	$67,384	/	$119,949
Amarpal S. Samra	—	—	87,522	/	68,228	$72,745	/	$100,495
John V. Harker	—	—	873,908	/	36,250	$455,629	/	$134,850

(A)      Market value of the underlying securities at exercise date, minus exercise price of the options.

(B)  Market value of the underlying securities at December 31, 2004, $9.16 per share, minus exercise price of the unexercised options.

EMPLOYMENT CONTRACTS AND TERMINATION OF EMPLOYMENT AND

CHANGE-IN-CONTROL ARRANGEMENTS

Executive Severance Pay Plan

The Executive Severance Pay Plan (the “Executive Plan”) provides for the payment of severance benefits to persons currently serving as executives of InFocus. Under the Executive Plan, covered executives are entitled to receive severance benefits in the event their employment is terminated without cause. In addition, a covered executive is entitled to severance benefits in the event the executive terminates his/her employment for “good reason.” In general, an executive has “good reason” to terminate employment if, within 18 months after a “change-in-control,” one of the following occurs: substantial alteration of the executive’s duties or responsibilities; material reduction of the executive’s pay or benefits; relocation of the executive’s place of employment by more than 35 miles; or failure to pay the executive’s compensation within 10 days of the date it is due.

For executives holding Vice President, Senior Vice President, or Executive Vice President titles, the amount of severance or retention benefits payable under the Executive Plan is 12 months of salary continuation. For executives holding Chief Executive Officer and/or President titles, the period of salary continuation is 24 months.  In addition to salary continuation, the executives receive a lump sum payment covering the cost of continuing the executive’s health insurance during the period of salary continuation, as well as outplacement services for the salary continuation period.  The amount of severance pay is subject to reduction in the event any portion of the payment would be subject to the excise tax imposed under the so-called “Golden Parachute” provisions of the Internal Revenue Code.

In order to receive severance or retention benefits under the Executive Plan, covered executives must sign a release of any claims against InFocus. In addition, severance payments may be immediately terminated in the event the executive discloses any of our confidential information or violates certain non-competition provisions.

Stock Option Agreements

The stock option agreements of all executive officers provide that all options held shall become immediately exercisable, without regard to any contingent vesting provision to which such option may otherwise be subject, in the event of the occurrence of a change-in-control.  In addition, any unvested restricted stock will become fully vested immediately prior to the consummation of a reorganization resulting in a change-in-control.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

During 2004, the Compensation Committee of the Board of Directors was composed of Messrs. Behrendt (Committee Chair), Hallman, Jacobsen and McDougall.  All members of the Compensation Committee are non-employee, outside directors. Although Mr. Harker, our Former Chief Executive Officer, and Mr. Ranson, our President and Chief Executive Officer, served on our Board of Directors in 2004 while also employees and participated in compensation discussions, they did not participate in any deliberations or decisions regarding their own compensation.

BOARD COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

Compensation Philosophy and Policies

Our philosophy is to structure executive officer compensation so that it will attract, motivate and retain senior management by providing an opportunity for competitive compensation based on performance.  Executive officer compensation includes competitive base salaries, annual bonus plans based on company financial performance and personal performance goals, and long-term stock-based incentive opportunities in the form of options exercisable to purchase our common stock and matching grants of restricted stock when an officer purchases and holds our common stock. It is also the policy of the Compensation Committee that, to the extent possible, compensation will be structured so that it meets the “performance-based” criteria as defined by Section 162(m) of the Internal Revenue Code of 1986, as amended, and therefore is not subject to federal income tax deduction limitations. The Compensation Committee has the right to waive pre-established performance criteria in granting awards.

Base Salaries

In setting base salaries that were competitive with other high technology companies, we participated in and reviewed Radford’s Total Compensation Survey conducted by Radford Associates. When selecting comparables, we selected companies with revenue between $200 million and $1.0 billion, regardless of industry. Executives’ salaries paid in 2004 were targeted within the 60th percentile compared to the range of salaries paid by companies in the salary survey mentioned above.  Many of the companies included in the above mentioned survey are also included in the indices used in the Performance Graph.

Annual Bonus Awards for 2004

The 2004 Officer Bonus Plan (the “Plan”) provided for annual bonuses in two components.  First, the Plan provided for quarterly profit sharing bonuses equal to a percentage of each officer’s quarterly salary.  This percentage was determined by dividing the quarterly non-officer profit sharing bonus pool paid quarterly to non-officer employees by total non-officer compensation for the quarter.  Amounts were paid under this portion of the plan related to the third and fourth quarters of 2004, although the named executive officers elected not to receive such bonus for the third quarter of 2004.

Second, the Plan provided for the payment of executive officer bonuses based 100% on meeting the profit before income tax objectives. The targeted bonus was 75% of annual salary for the Chief Executive Officer and between 35% and 65% of annual salary for all other executive officers.  Additional amounts were to be paid for achieving greater than 100% of the targeted profit before income tax.  The profit before income tax target amount had to be met at the 75% level or greater for the executive officers to receive any bonus under this portion of the Plan.  The Compensation Committee of the Board of Directors approved payment of 50% of each Executive Officer’s targeted bonus for 2004 under the Plan.  Amounts earned by each named executive officer for 2004 are included in the Summary Compensation Table above and bonuses were paid in cash during the first quarter of 2005.

Stock Option Awards for 2004

Our 1998 Stock Incentive Plan provides for the issuance of incentive and non-qualified stock options to officers and employees to purchase shares of our common stock at an exercise price equal to the fair market value on the date of grant.  See “Option Grants in Last Fiscal Year” for a summary of options granted to the named executive officers during 2004.

Restricted Stock Awards for 2004

Our 1998 Stock Incentive Plan provides for the granting of restricted stock to officers, employees and consultants, including non-employee board members.  However, no shares of restricted stock were granted to our executive officers in 2004.

Chief Executive Officer Compensation

Messrs. Harker’s (Chief Executive Officer until September 1, 2004) and Ranson’s (Chief Executive Officer beginning September 1, 2004) 2004 base salaries and annual bonuses were determined in the manner described in “Base Salaries” and “Annual Bonus Awards for 2004” above. The Compensation Committee’s objective in setting the Chief Executive Officer’s 2004 compensation was to be competitive with other companies in the industry and to allow for potential compensation based on long-term performance criteria as defined in “Annual Bonus Awards for 2004”, “Stock Option Awards for 2004” and “Restricted Stock Awards for 2004” above.

SUBMITTED BY THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS:

Mr. Behrendt (Chair)

Mr. Hallman

Mr. Jacobsen

Mr. McDougall

STOCK PERFORMANCE GRAPH

The SEC requires that registrants include in their proxy statement a line-graph presentation comparing cumulative five-year shareholder returns on an indexed basis, assuming a $100 initial investment and reinvestment of dividends, of (a) the registrant, (b) a broad-based equity market index and (c) an industry-specific index. The broad-based market index used is the Nasdaq Stock Market Total Return Index – U.S. and the industry-specific index used is the S&P 500 Computer Storage and Peripherals Index.

Company/Index	Base Period 12/31/99	Indexed Returns Year Ending
		12/31/00	12/31/01	12/31/02	12/31/03	12/31/04
InFocus Corporation	$100.00	$63.61	$94.95	$26.56	$41.74	$39.50
S&P 500 Computer Storage and Peripherals	100.00	116.29	30.29	16.77	30.94	37.41
Nasdaq U.S. Index	100.00	60.31	47.84	33.07	49.45	53.81

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the 1934 Act requires our directors and executive officers and persons who own more than ten percent of the outstanding shares of our common stock (“ten percent shareholders”), to file with the SEC initial reports of beneficial ownership and reports of changes in beneficial ownership of shares of our common stock and other equity securities.  To our knowledge, based solely on review of the copies of such reports furnished to us or otherwise in our files and on written representations from our directors, executive officers and ten percent shareholders that no other reports were required, during the fiscal year ended December 31, 2004, our officers, directors and ten percent shareholders complied with all applicable Section 16(a) filing requirements.

SHAREHOLDER PROPOSALS

Proposals by shareholders intended to be included in our Proxy Statement for our 2006 Annual Meeting must be received by us at our principal executive office no later than November 14, 2005 (120 days prior to the anniversary of the mailing of the prior years’ proxy materials). According to our bylaws, to be considered timely, proposals by shareholders intended to be presented at our 2006 Annual Meeting must be received by us at our principal executive office no later than 60 calendar days (March 4, 2006) and no earlier than 90 calendar days (February 2, 2006) prior to the first anniversary of the preceding year’s annual meeting.

TRANSACTION OF OTHER BUSINESS

As of the date of this Proxy Statement, the Board of Directors is not aware of any other matters that may come before this meeting.  It is the intention of the persons named in the enclosed proxy to vote the proxy in accordance with their best judgment if any other matters do properly come before the meeting.  Please return your proxy as soon as possible.  Unless a quorum consisting of a majority of the outstanding shares entitled to vote is represented at the meeting, no business can be transacted.  Please act promptly to insure that you will be represented at this important meeting.

We will provide, without charge, on the written request of any beneficial owner of shares of our common stock entitled to vote at the Annual Meeting of Shareholders, a copy of our Annual Report on Form 10-K as filed with the U.S. Securities and Exchange Commission for our fiscal year ended December 31, 2004.  Written requests should be mailed to the Secretary, InFocus Corporation, 27700B SW Parkway Avenue, Wilsonville, Oregon 97070.

By Order of the Board of Directors:

C. KYLE RANSON
Director, President and Chief Executive Officer

Dated:  March 14, 2005

INFOCUS CORPORATION

Proxy for Annual Meeting of Shareholders to be Held on May 3, 2005

The undersigned hereby names, constitutes and appoints C. Kyle Ranson and Michael D. Yonker, or either of them acting in absence of the other, with full power of substitution, my true and lawful attorneys and Proxies for me and in my place and stead to attend the Annual Meeting of the Shareholders of InFocus Corporation (the “Company”) to be held at 1:00 p.m. on Tuesday, May 3, 2005, and at any adjournment thereof, and to vote all the shares of common stock held of record in the name of the undersigned on March 4, 2005, with all the powers that the undersigned would possess if he were personally present.

1. PROPOSAL 1 - Election of Directors	☐ FOR all nominees listed below
☐ WITHHOLD AUTHORITY to vote for all nominees listed below

To withhold authority to vote for any individual nominee, strike a line through the nominee’s name in the list below:

Peter D. Behrendt	Michael R. Hallman	John V. Harker

Svein S. Jacobsen	Duane C. McDougall	C. Kyle Ranson

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR EACH OF
THE NOMINEES NAMED ABOVE.

2.               PROPOSAL 2 - To ratify the appointment of KPMG LLP as the Company’s independent registered public accountants for the year ending December 31, 2005.

FOR PROPOSAL 2 ☐	AGAINST PROPOSAL 2 ☐	ABSTAIN ON PROPOSAL 2 ☐

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE
APPROVAL OF PROPOSAL 2

3.               Upon such other matters as may properly come before, or incident to the conduct of the Annual Meeting, the Proxy holders shall vote in such manner as they determine to be in the best interests of the Company.  Management is not presently aware of any such matters to be presented for action at the meeting.

THIS PROXY IS SOLICITED BY THE MANAGEMENT OF THE COMPANY.  IF NO SPECIFIC DIRECTION IS GIVEN AS TO ANY OF THE ABOVE ITEMS, THIS PROXY WILL BE VOTED FOR EACH OF THE NOMINEES NAMED IN PROPOSAL 1 AND FOR PROPOSAL 2.

Signature(s)	Dated	, 2005

NOTE:  Please sign as name appears hereon.  Joint owners should each sign.  When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

I do (   ) do not (   ) plan to attend the meeting.  (Please check)

The shareholder signed above reserves the right to revoke this Proxy at any time prior to its exercise by written notice delivered to the Company’s Secretary at the Company’s corporate offices at 27700B S.W. Parkway Avenue, Wilsonville, Oregon 97070, prior to the Annual Meeting.  The power of the Proxy holders shall also be suspended if the shareholder signed above appears at the Annual Meeting and elects in writing to vote in person.

Vote by Internet or Telephone or Mail
24 Hours a Day, 7 Days a Week

Internet and telephone voting is available through 11:59 PM Eastern Time the day prior to annual meeting day.

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

Internet http://www.eproxy.com/infs Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site.	OR	Telephone 1-866-540-5760 Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.	OR	Mail Mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

If you vote your proxy by Internet or by telephone,
you do NOT need to mail back your proxy card.

You can view the Annual Report and Proxy Statement
on the Internet at:  http://www.infocus.com

You can now access your InFocus Corporation account online.

Access your InFocus Corporation shareholder account online via Investor ServiceDirectSM (ISD)

Mellon Investor Services LLC, Transfer Agent for InFocus Corporation, now makes it easy and convenient to get current information on your shareholder account.

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